EXHIBIT 10.01
FIRST AMENDMENT
TO
MARTIN MARIETTA MATERIALS, INC.
SUPPLEMENTAL EXCESS RETIREMENT PLAN
     This is an amendment to the Martin Marietta Materials, Inc. Supplemental Excess Retirement Plan (“SERP”) that was originally adopted effective as of October 18, 1996, by a plan document executed on behalf of Martin Marietta Materials, Inc., on March 21, 2000.
     Section 2 of the plan document contains definitions applicable to the SERP. The definition of “Lump Sum Value” in Section 2 is hereby amended, in its entirety, to read as follows:
“Lump Sum Value” means the actuarial present value of a Participant’s benefits based upon the assumptions used to determine lump sum value under the applicable provisions of the Retirement Plan for the purpose of determining whether the Retirement Plan benefit shall be paid in a lump-sum settlement, provided that for the purposes of this Plan the applicable lookback month shall be second calendar month immediately preceding the calendar month that contains the annuity starting date for the distribution. The Corporation may amend the foregoing definition of “Lump Sum Value” at any time, but such amendment shall not be effective with respect to a Participant unless both adopted by the Corporation and communicated to the Participant in writing by the Corporation at least fifteen (15) months prior to the Participant’s commencement of benefits under this Plan.
     This First Amendment shall be effective with respect to a current Participant only if communicated (after adoption) to the Participant at least fifteen (15) months prior to the Participant’s commencement of benefits under this Plan. For new Participants, this First Amendment is effective immediately. This amendment document has been executed on behalf of Martin Marietta Materials, Inc. this 19th day of July, 2002.

MARTIN MARIETTA MATERIALS, INC.
By:	/s/ Stephen P. Zelnak, Jr.
Stephen P. Zelnak, Jr.
Chairman and Chief Executive Officer

By:	/s/ Jonathan T. Stewart
Jonathan T. Stewart
Senior Vice President – Human Resources